SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	October 1, 2004
(Date of earliest event reported)	September 30, 2004

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa 52001	52001
(Address of principal executive offices)	(Zip Code)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On September 30, 2004, Heartland Financial Capital Trust I, a subsidiary of Heartland Financial USA, Inc., redeemed all of its 9.60% Trust Preferred Securities and its 9.60% Common Securities at a redemption price equal to the $25.00 liquidation amount of each security plus all accrued and unpaid interest per security. Prior to the redemption, the Trust Preferred Securities were quoted on the American Stock Exchange under the symbol "HFT.Pr". In connection with the redemption of the Trust Preferred Securities, the Company redeemed all of its $25,780,000 9.60% Debentures due September 30, 2029 which were held exclusively by the Trust.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

    (a) Financial Statements of Business Acquired.

None.

    (b) Pro Forma Financial Information.

None.

    (c) Exhibits.

99.1 Press Release dated October 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

COMPANY NAME CORPORATION

Dated: October 1, 2004	By:	/s/ John K. Schmidt
Executive Vice President